Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Reports Q2 2008 Revenue of $12.7 million, a 23% Increase

BURLINGTON, Mass., July 29, 2008 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, today announced financial results for Q2 2008.

Q2 2008 revenues were $12.7 million, a 23% increase over Q2 2007. Revenues increased 18% in the Company’s endovascular and dialysis access category, 29% in vascular and 4% in general surgery. Sales gains were driven by acquisitions made in 2007, the weak dollar, and strong international and vascular performance. International sales accounted for 47% of revenues in the second quarter.

The Company reported a gross margin of 69.8% in Q2 2008 versus 73.8% in the year-earlier quarter. The year-over-year decrease was a result of strong international and distributed sales, as well as the inclusion of our recently acquired polyester graft in the quarter’s results. These three revenue sources carry lower margins than the Company’s domestic business.

The Q2 2008 operating loss was $869,000. Excluding $395,000 of special charges (primarily related to the Q3 2007 Italian distributor buyout) the Q2 2008 non-GAAP operating loss was $474,000. The operating loss in the year-earlier quarter was $447,000. The Company’s final payment to its former Italian distributor was made in July.

The Company reported a net loss of $925,000 in Q2 2008, or $0.06 per diluted share, versus a net profit of $227,000, or $0.01 per diluted share in Q2 2007. The year-earlier results included a tax provision credit of $302,000.

The Company’s cash and marketable securities increased $470,000 during the quarter to $18.3 million. This was driven by strong sales, a Q1 2008 reduction in force, the Company’s ongoing 2008 Expense Shave program, and a decrease in inventory. Employee headcount was 209 at the end of Q2 versus 251 at December 31, 2007.

Sales and marketing expenses of $5.2 million for Q2 2008 increased 9% versus Q2 2007. As a percent of revenue, sales and marketing expenses were 40% in Q2 2008, compared to 46% in the year-earlier period. The Company ended Q2 2008 with 50 sales representatives.

General and administrative expenses increased 24% to $2.7 million in the second quarter. Increases were driven by the inclusion of the Italian operations and increased audit fees.

R&D expenses increased 32% to $1.5 million in Q2 2008. Increases were driven by investments in product development, as well as the UNITE clinical trial. In May the Company submitted an IDE to begin its ENTRUST thoracic stent graft clinical trial in the U.S. The Company also continued the launch of its TAArget Thoracic Stent Graft in Europe. TAArget is the new name for the combination of the TT introducer and the Uniform Top Stent.

George W. LeMaitre, Chairman and CEO said, “I’m pleased to report 23% sales growth for the quarter and significantly improved bottom-line performance versus Q1. The increase in cash for the quarter also indicates that our 2008 expense reduction programs are starting to bear fruit. Based on our year-to-date top-line performance, we are increasing our sales guidance for 2008.”

Business Outlook

The Company increased its 2008 sales guidance to $48.3—$48.8 million, and re-affirmed operating losses of $4.3 million for 2008. The Company’s guidance does not include the impact of any future acquisitions or significant distributor terminations.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for 2008. The conference call will be broadcast live over the internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-543-6408 (1-617-213-8899 for international callers) using passcode: 33462706. For interested individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition that the Company estimates affects more than 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices that are used in arteries and veins outside of the heart including the Expandable LeMaitre Valvulotome, the Pruitt-Inahara Carotid Shunt and the newly introduced TAArget Thoracic Stent Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported a non-GAAP measure which excludes certain non-recurring expenses related to restructuring and to impairment. During 2007, the Company elected to terminate its exclusive distributor in Italy prior to the scheduled expiration of the related distribution contract and entered into a separation agreement with this distributor. The Company incurred charges of $327,000 in connection with this transaction in Q2 2008. Also, in Q2 2008, the Company became aware of facts leading it to conclude that certain intangibles should be written down by $48,000, and recognized European termination costs for the Q1 reduction in force of $20,000. In Q2 2007, the Company reported $1,000 of restructuring and impairment credits.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial guidance for 2008, the cost-cutting initiatives it has undertaken, its filing of an IDE application for a feasibility study of its TAArget Thoracic Stent Graft, and its launch of the TAArget Thoracic Stent Graft in Europe are forward-looking statements involving risks and uncertainties. The Company’s second quarter 2008 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company does not achieve profitability or generate sufficient operating scale to maintain profitability; the potential for encountering unfavorable foreign currency exchange rate fluctuations; risks related to product demand and market acceptance of the Company’s products; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the Company’s ability to realize the anticipated benefits of its acquisitions; the Company’s ability to effectively expand its sales force; the Company’s ability to realize significant cost savings through its cost-cutting initiatives; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the Company’s ability to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products, particularly in the United

States; and the risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$10,648	$6,397
Marketable securities	7,623	16,198
Accounts receivable, net	7,148	7,020
Inventories	9,658	9,589
Other current assets	2,447	2,562

Total current assets	37,524	41,766

Property and equipment, net	2,820	2,891
Goodwill	10,959	10,942
Other intangibles, net	3,349	3,886
Other assets	1,376	1,372

Total assets	$56,028	$60,857

Liabilities and stockholders’ equity

Current liabilities:
Revolving line of credit	$—	$262
Accounts payable	2,109	2,271
Accrued expenses	4,991	6,661
Acquisition-related liabilities	1,386	851

Total current liabilities	8,486	10,045
Long-term debt	45	42
Deferred tax liabilities	1,351	996
Other long-term liabilities	456	1,188

Total liabilities	10,338	12,271

Stockholders’ equity
Common stock	156	155
Additional paid-in capital	61,717	61,187
Accumulated deficit	(16,370)	(12,880)
Accumulated other comprehensive income	371	291
Less: treasury stock	(184)	(167)

Total stockholders’ equity	45,690	48,586

Total liabilities and stockholders’ equity	$56,028	$60,857

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net sales	$12,739	$10,315	$24,586	$20,198
Cost of sales	3,853	2,702	7,211	5,215

Gross profit	8,886	7,613	17,375	14,983

Operating expenses:
Sales and marketing	5,153	4,737	10,981	9,548
General and administrative	2,733	2,206	5,561	4,576
Research and development	1,474	1,118	2,824	2,272
Restructuring charges (credits)	347	(1)	980	5
Impairment charge	48	—	483	7

Total operating expenses	9,755	8,060	20,829	16,408

Loss from operations	(869)	(447)	(3,454)	(1,425)
Other income:
Interest income, net	104	344	266	696
Other income, net	14	28	164	53

Total other income, net	118	372	430	749

Loss before income taxes	(751)	(75)	(3,024)	(676)

Provision (benefit) for income taxes	175	(302)	465	(274)

Net (loss) income	$(926)	$227	$(3,489)	$(402)

Net loss per share of common stock:
Basic	$(0.06)	$0.01	$(0.22)	$(0.03)

Diluted	$(0.06)	$0.01	$(0.22)	$(0.03)

Weighted average shares outstanding:
Basic	15,542	15,378	15,524	15,358

Diluted	15,542	15,760	15,524	15,358

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2008		June 30, 2007		June 30, 2008		June 30, 2007
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Endovascular & Dialysis	$4,328	34%	$3,672	36%	$7,870	32%	$7,045	35%
Vascular	7,290	57%	5,660	55%	14,613	59%	11,234	56%
General Surgery	1,022	8%	983	9%	1,926	8%	1,919	9%

	12,640	99%	10,315	100%	24,409	99%	20,198	100%
OEM	99	1%	—		177	1%	—

Total Net Sales	$12,739	100%	$10,315	100%	$24,586	100%	$20,198	100%

Net Sales by Geography

United States and Canada	$6,802	53%	$6,074	59%	$13,256	54%	$11,996	59%
Outside the United States and Canada	5,937	47%	4,241	41%	11,330	46%	8,202	41%

	$12,739	100%	$10,315	100%	$24,586	100%	$20,198	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation between GAAP and Non-GAAP operating loss:
Operating loss as reported	$(869)	$(447)	$(3,454)	$(1,425)
Restructuring charges (credits)	347	(1)	980	5
Impairment	48	0	483	7

Adjusted operating loss	$(474)	$(448)	$(1,991)	$(1,413)

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2008		2007				2006
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	12,739	11,847	11,104	10,144	10,315	9,883	8,757	8,540	8,760	8,571
Impact of currency exchange rate fluctuations (1)	836	674	439	253	267	322	232	135	(1)	(287)
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	929	1,133	1,116	635	567	455	(252)	(383)	(107)	37

(1)	Represents the impact of the change in foreign exchange rates over the corresponding quarter of the prior year based on the weighted averge exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers' products, net of sales related to discontinued products and other activities, based on 12 months' sales following the date of the event or transaction, and shown in the current period only.